EXHIBIT 99.1

1525 Perimeter Parkway Huntsville, AL 35806 (256) 350-3873 - www.lakeland.com

Lakeland Industries Makes Strategic Investment

to Enter the Connected Worker Market

HUNTSVILLE, AL – October 19, 2021 -- Lakeland Industries, Inc. (NASDAQ: LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced that it has made a strategic investment of approximately $2.7 million in Inova Design Solutions Ltd. (doing business as Bodytrak®) as a groundbreaking step toward entering the Connected Worker Market for “Smart PPE.” Bodytrak‘s unique ear-based sensor platform uses precise physiological measurements and cloud-based analytics to automate health, safety and performance monitoring, making it an ideal complement to Lakeland’s portfolio of industrial protective solutions.

Bodytrak (London, UK) provides wearable monitoring solutions for customers in industrial health, safety, defense and first responder markets wanting to achieve better employee health and performance. Bodytrak’s solution is provided as a platform as a service (PaaS), delivering real-time data and powerful cloud-based analytics, and hardware that includes a patented earpiece, which is the first in the world to implement precision physiological monitoring and audio communications.

Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries, stated, “We are very excited to announce our investment in Bodytrak as our formal entry into the Connected Worker Market for “Smart PPE.” This market is projected to grow by $1.9 billion from 2020 to 20241, a rate significantly higher than the traditional PPE market which is currently estimated at approximately $6 billion and having a high single digit growth rate2.

“The investment in Bodytrak is a critical step forward for Lakeland and represents a transformative extension of our R&D and product development efforts. It fits perfectly within our capital allocation priorities, specifically aimed at technological innovations, new product capabilities and line extensions, and enhancing profitability. For a relatively small amount of our cash which continues to be bolstered by our ongoing cash flow from operations, we have accelerated our path toward accessing what we view as one of the most attractive segments of the PPE market.

“Lakeland Vice President of Corporate Development Joshua Sletten will be joining the Board of Directors of Bodytrak following this investment. Josh spearheaded this strategic advancement and is playing a leading role in our inorganic growth strategy. We are excited about this initial investment in Bodytrak and feel this is a great start to implementing this strategy.”

The investment in Bodytrak provides Lakeland with an ownership stake of approximately 11%. The investment will primarily be used by Bodytrak for general working capital purposes, including production launch of the Bodytrak solution to be marketed into the safety and health markets. Through the transaction announced today, Lakeland has become the largest strategic investor in Bodytrak and third largest shareholder overall. Existing investors include the specialist internet of things (“IoT”) fund of pan-European venture investor Breed Reply.

Commenting on the strategic investment by Lakeland, Founder and Chief Executive Officer of Bodytrak Leon Marsh, said, “This partnership with Lakeland will accelerate our international sales and scale our operations. Lakeland’s target sectors and geographical reach are directly aligned with Bodytrak’s strategy, and we share an ambition to disrupt the Connected Worker Market globally. We are delighted to have Lakeland on board and very much look forward to developing a successful partnership.”

About Bodytrak:

Bodytrak is a UK-based technology company specializing in wearable sensing solutions to improve safety, optimize performance and prevent illness. Bodytrak’s patented solutions offer the non-invasive measurement of all vital physiological parameters along with motion monitoring in a single miniature form factor and provide continuous real-time data wirelessly to the end user. Proprietary data analytics algorithms informed by its extensive know-how and real-world usage data provide individualized context for each user and enable early intervention.

About Lakeland Industries, Inc.:

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made to more than 50 foreign countries, the majority of which were into China, the European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries, Inc. 256-445-4000 Allen Dillard aedillard@lakeland.com	Darrow Associates 512-551-9296 Jordan Darrow jdarrow@darrowir.com

2

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release concerning the business outlook, future financial performance, or potential products or growth, of Bodytrak or Lakeland, together with other statements regarding Bodytrak or Lakeland that are not historical facts, are forward-looking statements. We caution investors that any such forward-looking statements are only predictions reflecting the best judgment of Lakeland based upon currently available information and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results, performance or plans, with respect to Bodytrak or Lakeland, to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Such factors may include: risks associated with investment transactions, such as the risk that the expected benefits of Lakeland’s investment in Bodytrak will not be realized; risks related to future opportunities and plans for Lakeland and Bodytrak, including uncertainty of the successful completion, marketing and sale of the Bodytrak solution; and the possibility that if Lakeland does not achieve the perceived benefits of the investment to the extent anticipated by financial analysts or investors, the market price of Lakeland’s common stock could decline; and other risk factors described from time to time in Lakeland’s public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, Lakeland’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release, except as may be required by law.

1)	IOSH Magazine, “Power Dressing for Smart PPE”

2)	Allied Market Research, The Insight Partners, and Management Estimates

3